EXHIBIT 24







































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                                 POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer or director of Orion Capital Corporation (the "Company") hereby constitutes and appoints Alan R. Gruber and Michael P. Maloney, Esq., and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Company's Registration Statement under the Securities Act of 1933, as amended, on Form S-3 or any other appropriate form, relating to the registration of securities of the Company, which may be shares of the Company's Common Stock, par value $1.00, or preferred stock, par value $1.00 per share, senior and subordinated debt securities, warrants and depositary shares, up to an aggregate total market value of $100,000,000 for all such securities, and to sign any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Dated:  July 19, 1994





                                         By: /s/ William J. Shepherd
                                             -----------------------
                                                 William J. Shepherd